SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”), dated as of April 30, 2008, is made and entered into by and among Orbit Holdings, LLC, a Delaware limited liability company (the “Seller”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, pursuant to that certain initial unit subscription agreement, effective as of December 27, 2007, by and between Orbit Acquisition Corp. (the “Company”) and the Seller, the Seller purchased an aggregate of 7,187,500 units, subject to certain adjustments (the “Founders’ Units”), each consisting of one share (the “Founders’ Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Founders’ Warrants”) exercisable for one share of Common Stock at a price of $7.50 per share.

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller wishes to assign an aggregate of 86,250 Founders’ Shares at cost to the Buyers and the Buyers wish to purchase such Founders’ Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Founders’ Shares. The Seller hereby assigns an aggregate of 86,250 Founders’ Shares to the Buyers, with each Buyer receiving 28,750 Founders’ Shares. The Buyers will pay to the Seller an aggregate amount of Two Hundred and Ninety-Nine Dollars and Ninety-Nine Cents ($299.99) (the “Purchase Price”), in consideration of the assignment. Within a reasonable time after the date hereof, (i) the Seller shall deliver to the Company for cancellation the certificates representing the Founders’ Shares held by the Seller sold to the Buyers hereunder, (ii) the Company shall re-issue to the Seller certificates representing the Founders’ Shares held by the Seller after giving effect to the sale of such Founders’ Shares to the Buyers hereunder and (iii) the Company shall issue and deliver to each Buyer a certificate representing the Founders’ Shares purchased by such Buyer hereunder.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which he or it is a party.

Section 3. Forfeiture and Adjustment of Shares. If the underwriters (the “Underwriters”) in the Company’s initial public offering (the “IPO”) do not exercise in full their over-allotment option to be granted by the Company pursuant to the underwriting agreement to be entered into by and among the Underwriters and the Company in connection with the IPO, then each Buyer agrees that he shall forfeit Founders’ Shares purchased hereunder to the Company in such proportion as such Buyer holds of the total outstanding Founders’ Shares necessary to ensure that the aggregate number of Founders’ Shares outstanding (whether held by the Seller, the Buyers or their respective permitted transferees) is equal to a 20% ownership interest of the Company’s issued and outstanding shares of Common Stock immediately after giving effect to the IPO and any exercise of the Underwriters’ over-allotment option. Each Buyer acknowledges that the Company will not make any cash or other payment to such Buyer in respect of any such forfeiture. Each Buyer further acknowledges that if the number of units offered to the public in the IPO is increased or decreased, the Founders’ Shares (including the Founders’ Shares subject to forfeiture) purchased by such Buyer hereunder will be adjusted in the same proportion as the increase or decrease of the units offered to the public in the IPO in order to ensure that the aggregate number of Founders’ Shares outstanding (whether held by the Seller, the Buyers or their respective permitted transferees) is equal to a 20% ownership interest of the Company’s issued and outstanding shares of Common Stock immediately after giving effect to the IPO, any exercise of the Underwriters’ over-allotment option, and any such increase or decrease. Any such adjustment shall be effected by the Company immediately prior to the IPO in any manner permitted by applicable law, including, without limitation, a stock dividend, stock split, reverse stock split or similar reorganization of capital stock. Each Buyer agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this Section 3; provided that each Buyer acknowledges that the Company will not make or receive any cash or other payment to or from such Buyer in respect of any such adjustment.

Section 4. Restrictive Legends. All certificates representing the Founders’ Shares purchased by the Buyers hereunder shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THAT CERTAIN SECURITIES ASSIGNMENT AGREEMENT DATED AS OF ___________, 2008, AND THAT CERTAIN LETTER AGREEMENT DATED AS OF ___________, 2008, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

(c) Any legend required by appropriate blue sky officials.

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Section 5. Investment Representations. Each Buyer represents, warrants, acknowledges and agrees, with respect to himself only, as follows:

(a) Such Buyer has been furnished with all materials relating to the Company’s business affairs and financial condition and the terms and conditions of the Founders’ Shares that have been requested by such Buyer and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Founders’ Shares. Such Buyer has been afforded the opportunity to ask questions and receive answers relating to the Company’s business affairs and financial condition and the terms and conditions of the Founders’ Shares. Such Buyer understands that his investment in the Founders’ Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as such Buyer has considered necessary to make an informed investment decision with respect to such Buyer’s acquisition of the Founders’ Shares. Such Buyer has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Founders’ Shares, and is able to bear the economic risk of an investment in the Founders’ Shares in the amount contemplated hereunder. Such Buyer has adequate means of providing for his current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Founders’ Shares. Such Buyer can afford a complete loss of his investment in the Founders’ Shares. Such Buyer is purchasing the Founders’ Shares for investment for such Buyer’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Such Buyer understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (a “Business Combination”) and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.

(b) Such Buyer understands that the Founders’ Shares have not been registered under the Act or any state securities law by reason of a specific exemption therefrom, and that the Seller is relying on the truth and accuracy of, and such Buyer’s compliance with, the representations and warranties and agreements of such Buyer set forth herein to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Founders’ Shares, including, but not limited to, the bona fide nature of such Buyer’s investment intent as expressed herein.

(c) Such Buyer acknowledges and agrees that these Founders’ Shares, and any additional Founders’ Shares he may hold, shall (a) be subject to the applicable transfer restrictions, registration rights, voting, waiver of liquidation rights, forfeiture and adjustment provisions set forth in this Agreement and a letter agreement to be entered into by and between the Company and each Buyer in connection with the closing of the IPO in substantially the form attached hereto as Exhibit A, and (b) bear the legends set forth in Section 4 above. Such Buyer further acknowledges and understands that the Founders’ Shares may not be transferred under any circumstances unless the Founders’ Shares are subsequently registered under the Act or an exemption from such registration is available. Each Buyer understands that the certificates evidencing the Founders’ Shares will be imprinted with a legend which prohibits the transfer of the Founders’ Shares unless the Founders’ Shares are registered or such registration is not required in the opinion of counsel for the Company.

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(d) Such Buyer is familiar with the provisions of Rule 144 under the Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Founders’ Shares under the Act, the Founders’ Shares may be resold by such Buyer only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after such Buyer has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Such Buyer further understands that at the time such Buyer wishes to sell the Founders’ Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, such Buyer would be precluded from selling the Founders’ Shares under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Sections 5(d) and (e) hereof, such Buyer understands that he may be considered a promoter of the Company and understands that historically the Securities and Exchange Commission (the “SEC”) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would be deemed to be “underwriters” under the Act when reselling the securities of the blank check company and therefore Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. Each Buyer further understands that the SEC has amended Rule 144 effective February 15, 2008 to, among other things, codify such position and to provide an exception to such prohibition on the use of Rule 144 for those resale transactions if certain conditions under the amended Rule 144 are met.

(f) Such Buyer represents that he is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

(g) Such Buyer did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Act.

(h) Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Founders’ Shares or the fairness or suitability of the investment in the Founders’ Shares , nor have such authorities passed upon or endorsed the merits of the offering of the Founders’ Shares.

Section 6. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of his subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without

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the prior written approval of the other party. This Agreement shall inure to the benefit of and be binding upon the successors and, subject to the restrictions on transfer herein set forth, the permitted assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the State of New York.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ORBIT HOLDINGS, LLC
By:
Name: Title: Authorized Signatory

Michael Childers

David E. Constable

Jerry R. Repass

Signature Page to the Securities Assignment Agreement

Exhibit A

FORM OF LETTER AGREEMENT